Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 29, 2012 with respect to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011 of Interleukin Genetics, Inc., which are incorporated by reference in this Registration Statement pertaining to the 2012 Employee Stock Purchase Plan. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Boston, Massachusetts
November 14, 2012